Exhibit 99.1

SSi Mantra Expands Global Footprint: Nepal's First Surgical Robot Set to Transform Healthcare Sector

●	Baidya & Banskota (B&B) Hospital Installs Nepal's First Surgical Robotic System, India made SSi Mantra

●	SSi Mantra integrates cutting edge advancements in robotic surgery, offering surgeons unparalleled precision and control for improved patient outcomes

●	SS Innovations helps reinforce India's position as a global hub for technological innovation in healthcare

Fort Lauderdale, FL., July 9, 2024 - SS Innovations International, Inc. (the Company” or “SS Innovations”) (OTC: SSII), developer of innovative surgical robotic technologies dedicated to making world-class robotic surgery affordable and accessible to a global population, today announced that its SSi Mantra Surgical Robotic System (“SSi Mantra”) has been installed at Baidya & Banskota Hospital (“B&B Hospital”) in Kathmandu, Nepal marking the first time a surgical robotic system has been installed in Nepal. SSi Mantra’s cutting-edge technology underscores B&B Hospital’s commitment to delivering superior healthcare and helps position the institution at the forefront of medical innovation in the region.

The collaboration between SS Innovations and B&B Hospital represents a breakthrough in Nepalese healthcare. Under the leadership of Prof. Dr. Jagdish Lal Baidya, Dr. Niraj Lal Baidya and Dr. Saroj Lal Baidya, and support from Prof. Dr. Ashok Kumar Banskota B&B Hospital in Gwarko, Lalitpur has become the first hospital in Nepal to install this advanced surgical robotic system, which we believe will greatly benefit many patients across that country.

The SSi Mantra is known for its precision, minimally invasive capabilities and advanced technology, helping to ensure enhanced surgical outcomes and quicker recovery times for patients. By integrating this state-of-the-art system, B&B Hospital will be able to offer its surgical patients access to the highest standards of medical treatment.

Commenting on the installation of SSi Mantra in Nepal, President and COO of SS Innovations, Dr Vishwa Srivastava, said “We are extremely proud of being able to provide this much-needed technology to our Himalayan neighbors in the north. We have full faith that the excellent doctors at B&B Hospital will help elevate the level of care in Nepal. This placement is a powerful reminder of what inspired us to develop our SSi Mantra Surgical Robotic System and make it affordable and accessible for all.”

On the installation of the SSi Mantra robotic system in B&B Hospital, Prof. Dr. Jagdish Lal Baidya, Co-Founder of B&B Hospital, commented “We are thrilled to announce that B&B Hospital has become the first institution in Nepal to install the cutting-edge SSi Mantra robotic surgical system. This advanced technology will assist in performing several key specialty surgeries, greatly enhancing patient care. SSi Mantra's groundbreaking technology has the potential to transform the way we perform surgeries, significantly benefiting our patients with its minimally invasive approach and superior precision. At B&B Hospital, we are always working towards improving the techniques and technologies to make surgeries safe, minimally invasive, and cost-effective.”

On the installation of the SSi Mantra robotic system in B&B Hospital, Prof. Dr. Ashok K Banskota, Co-Founder of B&B Hospital, commented - “Very happy and momentous occasion in the history of the development of surgery in Nepal, and in particular of the services at B&B Hospital. Hopefully, many Nepali patients will now be able to avail of the expertise underlying the advantages provided by robotic surgery technology. Hearty congratulations to all who have worked tirelessly to make this service available for the first time in Nepal. It is a long cherished dream now fulfilled for our leader in Surgery/ Urology, Prof. Dr Jagdish Lal Baidya! I have great hopes for the success of this venture.”

B&B Hospital and SS Innovations intend to collaborate with the goal of setting a new standard for healthcare in Nepal by providing patients with cutting-edge robotic surgical options. This collaboration underscores a shared vision of decentralizing excellence and making innovative medical solutions accessible to all, irrespective of socioeconomic and geographical barriers.

About SS Innovations International, Inc.:

SS Innovations International, Inc. (OTC: SSII) is a developer of innovative surgical robotic technologies with a vision to make the benefits of robotic surgery affordable and accessible to a larger part of the global population. SSII’s product range includes its proprietary “SSi Mantra” surgical robotic system, and “SSi Mudra” its wide range of surgical instruments capable of supporting a variety of surgical procedures including robotic cardiac surgery. SSII’s business operations are headquartered in India and SSII has plans to expand the presence of its technologically advanced, user-friendly, and cost-effective surgical robotic solutions, globally. For more information, visit SSII’s website at ssinnovations.com or LinkedIn for updates.

About SSI Mantra:

Supporting advanced, affordable, and accessible robotic surgery, the SSi Mantra Surgical Robotic System provides the capabilities for multi-specialty usage including cardiothoracic, head and neck, gynecology, urology, general surgery and more. With its modular arm configuration, 3D 4K vision open-console design and superior ergonomics, the system engages with the surgeon and surgical teams to improve safety and efficiency during procedures. The SSi Mantra system has received Indian Medical Device regulatory approval (CDSCO) and is clinically validated in India in more than 70 different types of surgical procedures. SS Innovations has commenced the regulatory approval process in the United States and the European Union and anticipates receiving FDA approval to market and CE Mark approval in 2025.

About Baidya & Banskota (B&B) Hospital:

Established in November 1997 through the collaborative efforts of Dr. Jagdish Lal Baidya and Dr. Ashok K. Banskota, Baidya & Banskota (B&B) Hospital has emerged as a cornerstone of healthcare in Nepal. Strategically situated across 2.26 acres, the hospital and its educational arm, B&B Medical Institute, offer a comprehensive range of services to the community. These include emergency care, general medical and surgical treatments, as well as specialized services across various subspecialties. Widely recognized nationwide for its orthopedic and urological expertise, the hospital is rapidly evolving into a cutting-edge multi-specialty and super specialty institution. It boasts advanced capabilities in diagnostics (including expanded laboratory services), imaging (such as X-ray, mammography, CT scan, MRI, and ultrasound), and therapeutic interventions (such as laparoscopic procedures, endourology, laser surgery, GI endoscopy, arthroscopic surgeries, joint replacements, and plastic reconstructive surgery). B&B Hospital employs 120 doctors and over 800 dedicated staff members committed to patient care. Annually, the hospital serves more than 90,000 outpatient registrations and over 9,000 inpatient admissions.

Forward-Looking Statements:

This press release may contain statements that are not historical facts and are considered forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. The words “anticipate,” “assume,” “believe,” “estimate,” “expect,” “will,” “intend,” “may,” “plan,” “project,” “should,” “could,” “seek,” “designed,” “potential,” “forecast,” “target,” “objective,” “goal,” or the negatives of such terms or other similar expressions to identify such forward-looking statements. These statements relate to future events or SS Innovations International’s future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

Follow us on:

LinkedIn: https://www.linkedin.com/company/ssinnovationsgroup/

YouTube: https://www.youtube.com/@ssinnovations

For media inquiries, please contact:

press@ssinnovations.org

+1-212-739-0300